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                                                                   Exhibit 99(a)

FOR IMMEDIATE RELEASE

Press Contact: Gregory Reaves                Investor Contact: Laura Jordan
               (908) 423-6022                                  (908) 423-5185



             MERCK REITERATES FOURTH-QUARTER 2000 EARNINGS GUIDANCE


WHITEHOUSE STATION, N.J., Nov. 15, 2000 - Today, Merck Chairman, President and CEO, Raymond V. Gilmartin, reiterated the Company's comfort with the fourth-quarter 2000 earnings per share analyst estimates of $0.73 to $0.76. This guidance was initially reported in the Company's third-quarter earnings release on October 20, 2000.

         Mr. Gilmartin reiterated this guidance this morning at The Credit Suisse First Boston Annual Healthcare Conference in Phoenix, Arizona.

         This press release contains "forward-looking statements" as that term is defined in the Private Securities Litigation Reform Act of 1995. No forward-looking statement can be guaranteed and actual results may differ materially from those projected. Additional detailed information concerning a number of factors that could cause actual results to differ materially is readily available in Item 1 of the Company's Annual Report on Form 10-K for the year ended December 31, 1999, in its periodic reports on Form 10-Q and in its reports on Form 8-K (if any). Copies of these forms are available on request to Merck's Office of Stockholder Services.

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